EXHIBIT 99.2

Fourth Quarter 2010

Supplemental Financial Data

The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: the success of the Company’s business strategies discussed in its Annual Report on Form 10-K for the year ended December 31, 2009 and in subsequent filings with the SEC; future local and national economic conditions, including changes in job growth, interest rates, the availability of mortgage and other financing and related factors; uncertainties associated with the global capital markets, including the continued availability of traditional sources of capital and liquidity and related factors; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; the effects on the financial markets of the economic stabilization actions of the U.S government, U.S. Treasury, Federal Reserve and other governmental and regulatory bodies; uncertainties associated with the Company’s real estate development and construction; uncertainties associated with the timing and amount of apartment community sales; the Company’s ability to generate sufficient cash flows to make required payments associated with its debt financing; the effects of the Company’s leverage on its risk of default and debt service requirements; the impact of a downgrade in the credit rating of the Company’s securities; the effects of a default by the Company or its subsidiaries on an obligation to repay outstanding indebtedness, including cross-defaults and cross-acceleration under other indebtedness or the responsibility for limited recourse guarantees; the effects of covenants of the Company’s or its subsidiaries’ mortgage indebtedness on operational flexibility and default risks; the Company’s ability to maintain its current dividend level; uncertainties associated with the Company’s condominium for-sale housing business, including the timing and volume of condominium sales; the impact of any additional charges the Company may be required to record in the future related to any impairment in the carrying value of its assets; the impact of competition on the Company’s business, including competition for residents in the Company’s apartment communities and buyers of the Company’s for-sale condominium homes and development locations; the Company’s ability to renew leases or relet units as leases expire; the effectiveness of interest rate hedging contracts; the Company’s ability to succeed in new markets; the costs associated with compliance with laws requiring access to the Company’s properties by persons with disabilities; the impact of the Company’s ongoing litigation with the Equal Rights Center and the U.S. Department of Justice regarding the Americans with Disabilities Act and the Fair Housing Act as well as the impact of other litigation; the effects of losses from natural catastrophes in excess of insurance coverage; uncertainties associated with environmental and other regulatory matters; the costs associated with moisture infiltration and resulting mold remediation; the Company’s ability to control joint ventures, properties in which it has joint ownership and corporations and limited partnership in which it has partial interests; the Company’s ability to continue to qualify as a REIT under the Internal Revenue Code; and the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and may be discussed in subsequent filings with the SEC. The risk factors discussed in Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this document.

POST PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share or unit data)

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenues
Rental	$68,193	$64,789	$268,090	$260,048
Other property revenues	3,858	3,580	16,053	15,203
Other	218	271	995	1,072

Total revenues	72,269	68,640	285,138	276,323

Expenses
Total property operating and maintenance (exclusive of items shown separately below)	31,014	32,394	131,378	131,658
Depreciation	18,760	20,053	74,497	74,442
General and administrative	3,873	4,031	16,443	16,296
Investment and development	566	1,228	2,415	4,114
Other investment costs	589	111	2,417	2,107
Impairment, severance and other costs (1)	-	4,040	35,091	13,507

Total expenses	54,802	61,857	262,241	242,124

Operating income	17,467	6,783	22,897	34,199

Interest income (2)	86	59	841	245
Interest expense	(15,793)	(12,979)	(54,613)	(52,377)
Amortization of deferred financing costs	(890)	(737)	(2,987)	(3,079)
Net gains on condominium sales activities (3)	3,842	2,440	6,161	3,481
Equity in income (loss) of unconsolidated real estate entities, net (4)	185	130	18,739	(74,447)
Other income (expense) (5)	(603)	(487)	(874)	(432)
Net gain (loss) on early extinguishment of indebtedness (6)	-	(4,136)	2,845	(3,317)

Income (loss) from continuing operations	4,294	(8,927)	(6,991)	(95,727)

Discontinued operations (7)
Income from discontinued property operations	-	-	-	4,872
Gains on sales of real estate assets	-	-	-	79,366

Income from discontinued operations	-	-	-	84,238

Net income (loss)	4,294	(8,927)	(6,991)	(11,489)
Noncontrolling interests - consolidated real estate entities	27	(2)	(20)	8,218
Noncontrolling interests - Operating Partnership	(9)	48	51	48

Net income (loss) available to the Company	4,312	(8,881)	(6,960)	(3,223)
Dividends to preferred shareholders	(1,871)	(1,909)	(7,503)	(7,637)
Preferred stock redemption costs	-	-	(44)	-

Net income (loss) available to common shareholders	$2,441	$(10,790)	$(14,507)	$(10,860)

Per common share data - Basic (8)
Income (loss) from continuing operations (net of preferred dividends and redemption costs)	$0.05	$(0.22)	$(0.30)	$(2.10)
Income from discontinued operations	-	-	-	1.86

Net income (loss) available to common shareholders	$0.05	$(0.22)	$(0.30)	$(0.24)

Weighted average common shares outstanding - basic	48,592	48,230	48,483	45,179

Per common share data - Diluted (8)
Income (loss) from continuing operations (net of preferred dividends and redemption costs)	$0.05	$(0.22)	$(0.30)	$(2.10)
Income from discontinued operations	-	-	-	1.86

Net income (loss) available to common shareholders	$0.05	$(0.22)	$(0.30)	$(0.24)

Weighted average common shares outstanding - diluted	48,907	48,230	48,483	45,179

POST PROPERTIES, INC.

NOTES TO CONSOLIDATED

STATEMENTS OF OPERATIONS

(In thousands, except per share or unit data)

(1)

For the year ended December 31, 2010, the Company recorded non-cash impairment charges of $34,691 associated with its luxury condominium project in Austin, Texas and $400 associated with a land parcel in Tampa, Florida. For the three months and year ended December 31, 2009, the Company recorded severance charges of $4,373 and $4,764, respectively, related to headcount reductions, partially offset by income of $333 and $915, respectively, related to a reduction of estimated costs associated with prior year hurricane damage. For the year ended December 31, 2009, the Company also recorded non-cash impairment charges of $9,658 to write-off certain condominium land held for future investment and related infrastructure, including $1,560 allocable to the noncontrolling joint venture interest in the consolidated entity holding the land and infrastructure.

(2)	For the three months and year ended December 31, 2010, the Company received interest income related to a tax increment financing arrangement of $30 and $656, respectively.

(3)	A summary of revenues and costs and expenses of condominium activities for the three months and year ended December 31, 2010 and 2009 is as follows:

	Three months ended		Year ended
	December 31,		December 31,
	2010	2009	2010	2009
Condominium revenues	$22,282	$7,211	$68,500	$21,999
Condominium costs and expenses	(18,440)	(4,771)	(62,339)	(18,518)

Net gains on sales of condominiums	$3,842	$2,440	$6,161	$3,481

(4)

In September 2010, the residential portion of a mixed-use development in Atlanta, Georgia, consisting of 129 luxury condominium units, sponsored by the Company and its partner, was conveyed to the residential partners in full redemption of their interest in the mixed-use limited partnership that was developing the project. In addition, a subsidiary of the Company acquired the lenders’ interest in the residential loan facilities for the Atlanta condominium project and adjacent land and infrastructure for aggregate consideration of $49,793. Subsequent to its acquisition of the residential loans, and in exchange for the release of the guarantors of the residential loans, the Company also acquired all remaining interests in the entities that held the Atlanta condominium project and adjacent land and infrastructure that were not previously held by the Company. The Company now wholly owns the Atlanta condominium project and adjacent land and infrastructure. As a result, the Company consolidates the Atlanta condominium project for financial reporting purposes.

For the year ended December 31, 2010, equity in income of unconsolidated real estate entities includes a gain of $23,596, net of transaction expenses and income taxes, related to the distribution at fair value and subsequent extinguishment of the construction indebtedness, partially offset by an impairment loss of $5,492 related to the distribution of the condominium assets at fair value. The portion of the debt extinguishment gain attributable to the construction loan that was secured by the adjacent land and infrastructure of $2,845, net of transaction expenses and income taxes, is reported separately as “net gain on extinguishment of indebtedness” on the consolidated statement of operations. (See the related discussion in item (6) below.)

A summary of income recognized, net of transaction expenses and income taxes, as a result of the retirement of the construction indebtedness for the Atlanta condominium project and adjacent land and infrastructure for the year ended December 31, 2010 was as follows:

Condominium debt (reported in equity in income)	$23,596
Land debt (reported in debt extinguishment gain)	2,845

Total	$26,441

For the year ended December 31, 2009, the Company recognized a gross non-cash impairment charge related to the Atlanta condominium project totaling $74,733, including $6,514 allocable to the noncontrolling joint venture interest in the consolidated entity controlling the investment.

(5)

In 2010 and 2009, other income (expense) included estimated state franchise taxes of $580 and $614, respectively. In addition for 2010, other income (expense) included impairment losses related to certain corporate assets of $1,165 partially offset by expense reimbursements of $517 related to the settlement of a legal matter associated with a former ground lease, income of $168 related to a technology investment and adjustments to certain prior year loss accruals of $187. For 2009, other income (expense) also included non-cash income related to the mark-to-market of the Company’s interest rate swap arrangement of $874 that became ineffective under generally accepted accounting principles in that period, partially offset by inspection expenses related to the Company’s exterior remediation program.

(6)

The net gain on early extinguishment of indebtedness of $2,845 for the year ended December 31, 2010 relates to the early extinguishment of construction indebtedness secured by a land parcel and related infrastructure located adjacent to the Atlanta condominium project discussed in item (4) above. For the three months and year ended December 31, 2009, the net loss on early extinguishment of indebtedness includes a net loss of $4,039 from the early extinguishment of debt secured by an operating property as well as a net loss of $97 related to the extinguishment of a portion of the Company’s 2012 and 2013 senior unsecured notes. For the year ended December 31, 2009, the net loss on early extinguishment of indebtedness also included a net loss of $2,626 on the prepayment of the Company’s weekly-remarketed, variable rate taxable mortgage bonds and the associated interest rate swap agreement, offset by a net gain of $3,445 from the early extinguishment of debt related to the Company’s tender offer for its 2010 and 2011 senior unsecured notes.

(7)

In accordance with ASC Topic 360, “Property, Plant and Equipment,” the operating results of real estate assets designated as held for sale or sold are included in discontinued operations for all periods presented. Additionally, all subsequent gains or additional losses on the sale of these assets are included in discontinued operations. There were no communities classified as held for sale at December 31, 2010.

For the three months and year ended December 31, 2009, income from discontinued operations included the operating results of three apartment communities, containing 1,328 units, sold in 2009. The operating revenues and expenses of these communities for the year ended December 31, 2009 were as follows:

Year ended
December 31,
2009
Revenues
Rental	$7,955
Other property revenues	510

Total revenues	8,465

Expenses
Total property operating and maintenance (exclusive of items shown separately below)	2,816
Interest	777

Total expenses	3,593

Income from discontinued property operations	$4,872

For the year ended December 31, 2009, the Company recognized net gains in discontinued operations of $79,366, from the sale of three apartment communities, containing 1,328 units. These sales generated aggregate net proceeds of approximately $148,553.

(8)

Post Properties, Inc. is structured as an UPREIT, or Umbrella Partnership Real Estate Investment Trust. Post GP Holdings, Inc., a wholly-owned subsidiary of the Company, is the sole general partner and, together with Post LP Holdings, Inc., also a wholly-owned subsidiary of the Company, owns the controlling interest in Post Apartment Homes, L.P., the Operating Partnership through which the Company conducts its operations. As of December 31, 2010, there were 49,084 units of the Operating Partnership outstanding, of which 48,913, or 99.7%, were owned by the Company.

POST PROPERTIES, INC.

CALCULATION OF FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

AVAILABLE TO COMMON SHAREHOLDERS AND UNITHOLDERS

(In thousands, except per share or unit data)

(Unaudited)

A reconciliation of net income (loss) available to common shareholders to funds (deficit) from operations available to common shareholders and unitholders and adjusted funds from operations available to common shareholders and unitholders is provided below.

	Three months ended		Year ended
	December 31,		December 31,
	2010	2009	2010	2009
Net income (loss) available to common shareholders	$2,441	$(10,790)	$(14,507)	$(10,860)
Noncontrolling interests - Operating Partnership	9	(48)	(51)	(48)
Depreciation on consolidated real estate assets, net (1)	18,313	19,554	72,663	72,420
Depreciation on real estate assets held in unconsolidated entities	357	353	1,422	1,405
Gains on sales of apartment communities	-	-	-	(79,366)
Gains on sales of condominiums	(3,842)	(2,440)	(6,161)	(3,481)
Incremental gains (losses) on condominium sales (2)	3,842	1,533	5,898	(99)

Funds (deficit) from operations available to common shareholders and unitholders (A)	$21,120	$8,162	$59,264	$(20,029)

Funds (deficit) from operations available to common shareholders and unitholders (A)	$21,120	$8,162	$59,264	$(20,029)
Annually recurring capital expenditures	(3,643)	(4,659)	(12,672)	(13,458)
Periodically recurring capital expenditures (3)	(2,237)	(1,082)	(4,595)	(6,580)
Non-cash impairment charges	-	-	40,583	76,317
Non-cash income related to mark-to-market of interest rate swap agreement	-	-	-	(874)
Non-cash straight-line adjustment for ground lease expenses	144	281	978	1,140
Net (gain) loss on early extinguishment of indebtedness	-	4,136	(26,441)	3,317
Preferred stock redemption costs	-	-	44	-

Adjusted funds from operations available to common shareholders and unitholders (4) (B)	$15,384	$6,838	$57,161	$39,833

Per Common Share Data - Basic
Funds (deficit) from operations per share or unit, as defined (A÷C)	$0.43	$0.17	$1.21	$(0.44)
Adjusted funds from operations per share or unit (4) (B÷C)	$0.31	$0.14	$1.17	$0.87
Dividends declared	$0.20	$0.20	$0.80	$0.80
Weighted average shares outstanding	48,802	48,452	48,690	45,396
Weighted average shares and units outstanding (C)	48,973	48,627	48,861	45,599

Per Common Share Data - Diluted
Funds (deficit) from operations per share or unit, as defined (A÷D)	$0.43	$0.17	$1.21	$(0.44)
Adjusted funds from operations per share or unit (4) (B÷D)	$0.31	$0.14	$1.17	$0.87
Dividends declared	$0.20	$0.20	$0.80	$0.80
Weighted average shares outstanding (5)	49,117	48,535	48,839	45,396
Weighted average shares and units outstanding (5) (D)	49,288	48,710	49,010	45,599

(1)	Depreciation on consolidated real estate assets is net of the minority interest portion of depreciation on consolidated entities.
(2)

For conversion projects, the Company recognizes accounting gains under GAAP to the extent that net sales proceeds from the sale of condominium units exceed the Company’s net GAAP basis and related expenses. For FFO purposes, the Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceed the “transfer price.” The transfer price for purposes of computing incremental gains on condominium sales included in FFO at conversion projects reflects the greater of (1) the estimated fair value on the date the project was acquired by the Company’s taxable REIT subsidiary (as supported by independently-prepared, third-party appraisals) or (2) its net book value at that time. For development projects, gains on condominium sales in FFO are equivalent to gains reported under GAAP.

(3)

Excludes approximately $371 and $8,391 for the three months and $11,805 and $30,897 for the years ended December 31, 2010 and 2009, respectively, of periodically recurring capital expenditures related to the Company’s exterior remediation project. Includes approximately $2,058 of periodically recurring capital expenditures associated with communities under rehabilitation for the year ended December 31, 2009.

(4)

Since the Company does not add back the depreciation of non-real estate assets in its calculation of funds from operations, non-real estate related capital expenditures of $30 and $205 for the three months and $570 and $379 for the year ended December 31, 2010 and 2009, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

(5)

Diluted weighted average shares and units include the impact of dilutive securities totaling 83 for the three months ended December 31, 2009 and 149 and 0 for the years ended December 31, 2010 and 2009, respectively. These dilutive securities were antidilutive to the computation of income (loss) per share, as the Company reported a loss from continuing operations for these periods under generally accepted accounting principles. Additionally, basic and diluted weighted average shares and units included the impact of non-vested shares and units totaling 211 and 221 for the three months and 206 and 217 for the year ended December 31, 2010 and 2009, respectively, for the computation of funds (deficit) from operations per share. Such non-vested shares and units are considered in the income (loss) per share computations under generally accepted accounting principles using the “two-class method.”

POST PROPERTIES, INC.

SAME STORE RESULTS

(In thousands, except per share or unit data)

(Unaudited)

Same Store Results

The Company defines fully stabilized or same store communities as those which have reached stabilization prior to the beginning of the previous calendar year, adjusted by communities sold and classified as held for sale and communities under rehabilitation. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 23 for a reconciliation of same store net operating income to GAAP net income and Table 4 on page 28 for a year-to-date margin analysis. The operating performance and capital expenditures of the 43 communities containing 15,713 apartment units which were fully stabilized as of January 1, 2009, are summarized as follows:

	Three months ended December 31,			Year ended December 31,
	2010	2009	% Change	2010	2009	% Change
Revenues:
Rental and other revenue	$56,853	$56,013	1.5%	$226,004	$230,518	(2.0)%
Utility reimbursements	1,842	1,684	9.4%	7,564	6,587	14.8%

Total rental and other revenues	$58,695	$57,697	1.7%	$233,568	$237,105	(1.5)%

Property operating and maintenance expenses:
Personnel expenses	5,604	5,438	3.1%	23,031	22,224	3.6%
Utility expense	3,561	3,184	11.8%	14,314	13,074	9.5%
Real estate taxes and fees	7,028	7,715	(8.9)%	31,344	32,644	(4.0)%
Insurance expenses	770	958	(19.6)%	3,446	3,949	(12.7)%
Building and grounds repairs and maintenance (1)	3,659	4,142	(11.7)%	15,048	15,467	(2.7)%
Ground lease expense (7)	340	668	(49.1)%	2,351	2,677	(12.2)%
Other expenses	1,598	1,779	(10.2)%	6,605	7,317	(9.7)%

Total property operating and maintenance expenses (excluding depreciation and amortization)	22,560	23,884	(5.5)%	96,139	97,352	(1.2)%

Same store net operating income	$36,135	$33,813	6.9%	$137,429	$139,753	(1.7)%

Capital expenditures (2)
Annually recurring:
Carpet	$650	$659	(1.4)%	$2,785	$2,797	(0.4)%
Other	2,671	3,836	(30.4)%	9,047	9,678	(6.5)%

Total annually recurring	3,321	4,495	(26.1)%	11,832	12,475	(5.2)%
Periodically recurring (3)	2,138	8,963	(76.1)%	14,931	33,370	(55.3)%

Total capital expenditures (A)	$5,459	$13,458	(59.4)%	$26,763	$45,845	(41.6)%

Total capital expenditures per unit
(A ÷ 15,713 units)	$347	$857	(59.5)%	$1,703	$2,918	(41.6)%

Average monthly rental rate per unit (4)	$1,233	$1,225	0.7%	$1,221	$1,264	(3.4)%

Gross turnover (5)	44.5%	46.3%	(1.8)%	50.1%	53.4%	(3.3)%

Net turnover (6)	40.4%	40.7%	(0.3)%	45.2%	46.2%	(1.0)%

(1)

Building and grounds repairs and maintenance includes $254 and $452 for the three months and $798 and $890 for the year ended December 31, 2010 and 2009, respectively, related to exterior painting of communities.

(2)

See Table 5 on page 29 for a reconciliation of these segment components of property capital expenditures to total annually recurring capital expenditures and total periodically recurring capital expenditures as presented in the consolidated cash flow statements prepared under GAAP.

(3)

Periodically recurring capital expenditures included $352 and $8,391 for the three months and $11,786 and $30,843 for the years ended December 31, 2010 and 2009, respectively, related to the Company’s exterior remediation project. Periodically recurring capital expenditures included $149 and $12 for the three months and $448 and $641 for the year ended December 31, 2010 and 2009, respectively, related to the Company’s “resident design center” program.

(4)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 24 for further information.

(5)	Gross turnover represents the percentage of leases expiring during the period that are not renewed by the existing resident(s).
(6)	Net turnover is gross turnover decreased by the percentage of expiring leases where the resident(s) transfer to a new apartment unit in the same community or in another Post® community.
(7)	Ground lease expense reflects the cessation of ground lease expenses at the Company’s Pentagon Row™ community, effective October 1, 2010.

Same Store Operating Results by Market –

Comparison of Fourth Quarter of 2010 to Fourth Quarter of 2009

(Increase (decrease) from same period in prior year)

	Three months ended December 31, 2010							Year ended December 31, 2010
Market	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy
Atlanta	1.2%		(7.3)%		8.0%		(0.3)%	(1.4)%		(2.9)%		(0.2)%		1.8%
Washington, D.C.	3.4%		(6.8)%		9.1%		0.2%	2.0%		1.3%		2.4%		0.7%
Dallas	1.1%		(7.7)%		8.4%		1.0%	(3.3)%		(1.0)%		(5.1)%		0.7%
Tampa	1.5%		(5.9)%		6.0%		0.3%	(1.1)%		(4.8)%		1.4%		1.2%
Charlotte	0.7%		(5.5)%		4.8%		3.4%	(4.3)%		3.7%		(9.0)%		2.5%
New York	3.5%		3.9%		3.1%		1.7%	(4.2)%		5.6%		(10.5)%		1.9%
Houston	(1.2)%		(1.1)%		(1.2)%		2.6%	(5.0)%		(3.2)%		(6.3)%		0.8%
Orlando	5.0%		2.0%		6.7%		1.5%	2.6%		(2.9)%		6.7%		2.0%
Austin	1.5%		(1.6)%		3.9%		1.2%	0.2%		(3.4)%		3.2%		2.4%

Total	1.7%		(5.5)%		6.9%		0.8%	(1.5)%		(1.2)%		(1.7)%		1.3%

(1)	See Table 2 on page 24 for a reconciliation of these components of same store net operating income and Table 1 on page 23 for a reconciliation of same store net operating income to GAAP net income.

Same Store Occupancy by Market

	Apartment Units	% of NOI Three months ended December 31, 2010	Average Economic Occupancy (1)		Average Economic Occupancy (1)		Physical	Average Rental Rate Per Unit Three Months
			Three months ended December 31,		Year ended December 31,		Occupancy at December 31,	Ended December 31,
Market			2010	2009	2010	2009	2010 (2)	2010 (3)
Atlanta	4,800	25.8%	95.7%	96.0%	95.9%	94.1%	94.7%	$1,056
Washington, D.C.	1,905	19.4%	94.5%	94.3%	95.2%	94.5%	93.2%	1,826
Dallas	3,429	17.0%	94.2%	93.2%	94.2%	93.5%	94.1%	1,019
Tampa	2,111	13.9%	96.6%	96.3%	96.8%	95.6%	94.9%	1,197
Charlotte	1,388	7.5%	95.2%	91.8%	94.6%	92.1%	93.3%	1,008
New York	337	5.3%	94.8%	93.1%	94.8%	92.9%	94.1%	3,660
Houston	837	4.9%	94.0%	91.4%	93.0%	92.2%	94.1%	1,172
Orlando	598	4.3%	96.9%	95.4%	97.2%	95.2%	96.5%	1,322
Austin	308	1.9%	94.3%	93.1%	95.4%	93.0%	93.8%	1,294

Total	15,713	100.0%	95.2%	94.4%	95.3%	94.0%	94.3%	$1,233

(1)

The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts, would have been 94.2% and 93.3% for the three months and 94.2% and 92.6% for the year ended December 31, 2010 and 2009, respectively. For the three months ended December 31, 2010 and 2009, net concessions were $396 and $475, respectively, and employee discounts were $178 and $172, respectively. For the year ended December 31, 2010 and 2009, net concessions were $1,842 and $2,342, respectively, and employee discounts were $711 and $757, respectively.

(2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.
(3)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 24 for further information.

Same Store Sequential Comparison

	Three months ended
	December 31, 2010	September 30, 2010	% Change
Rental and other revenue	$56,853	$57,151	(0.5)%
Utility reimbursements	1,842	1,964	(6.2)%

Total rental and other revenues	$58,695	$59,115	(0.7)%

Personnel expenses	5,604	5,919	(5.3)%
Utility expense	3,561	4,143	(14.0)%
Real estate taxes and fees	7,028	7,908	(11.1)%
Insurance expenses	770	696	10.6%
Building and grounds repairs and maintenance (1)	3,659	4,111	(11.0)%
Ground lease expense (3)	340	670	(49.3)%
Other expenses	1,598	1,765	(9.5)%

Total property operating and maintenance expenses (excluding depreciation and amortization)	22,560	25,212	(10.5)%

Same store net operating income (2)	$36,135	$33,903	6.6%

Average economic occupancy	95.2%	95.8%	(0.6)%

Average monthly rental rate per unit	$1,233	$1,226	0.6%

(1)        Building and grounds repairs and maintenance includes $254 and $388 for the three months ended December 31, 2010 and September
30, 2010, respectively, related to exterior painting of communities.

(2)        See Table 2 on page 24 for a reconciliation of these components of same store net operating income and Table 1 on page 23 for a reconciliation of same store net operating income to GAAP net income.

(3)        Ground lease expense reflects the cessation of ground lease expenses at the Company’s Pentagon Row™ community, effective
October 1, 2010.

Sequential Same Store Operating Results by Market –

Comparison of Fourth Quarter of 2010 to Third Quarter 2010

(Increase (decrease) between periods)

Market	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy
Atlanta	(0.8)%		(8.1)%		5.0%		(0.6)%
Washington, D.C.	(1.4)%		(13.0)%		5.3%		(2.1)%
Dallas	(1.3)%		(15.6)%		12.2%		(0.2)%
Tampa	0.1%		(8.2)%		5.2%		0.0%
Charlotte	(0.9)%		(15.2)%		9.9%		(0.4)%
New York	1.7%		8.3%		(3.1)%		0.4%
Houston	(0.8)%		(14.7)%		11.0%		(0.2)%
Orlando	0.7%		(9.1)%		7.3%		(1.0)%
Austin	(2.2)%		(14.5)%		9.0%		(1.9)%

Total	(0.7)%		(10.5)%		6.6%		(0.6)%

(1) See Table 2 on page 24 for a reconciliation of these components of same store net operating income and Table 1 on page 23 for a reconciliation of same store net operating income to GAAP net income.

POST PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share or unit data)

	December 31,	December 31,
	2010	2009
	(Unaudited)
Assets
Real estate assets
Land	$285,005	$283,217
Building and improvements	2,028,580	1,983,839
Furniture, fixtures and equipment	240,614	230,271
Construction in progress	25,734	28,274
Land held for future investment	72,697	93,899

	2,652,630	2,619,500
Less: accumulated depreciation	(692,514)	(625,391)
Condominiums, for-sale and under construction	82,259	107,366
Assets held for sale	-	5,045

Total real estate assets	2,042,375	2,106,520
Investments in and advances to unconsolidated real estate entities	7,671	8,322
Cash and cash equivalents	22,089	13,347
Restricted cash	5,134	11,177
Deferred charges, net	8,064	8,365
Other assets	29,446	29,698

Total assets	$2,114,779	$2,177,429

Liabilities and equity
Indebtedness	$1,033,249	$992,760
Accounts payable and accrued expenses	66,977	79,815
Investments in unconsolidated real estate entities	15,384	54,706
Dividend and distribution payable	9,814	9,724
Accrued interest payable	5,841	4,890
Security deposits and prepaid rents	10,027	16,079

Total liabilities	1,141,292	1,157,974

Redeemable common units	6,192	3,402

Commitments and contingencies
Equity
Company shareholders’ equity
Preferred stock, $.01 par value, 20,000 authorized:
8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 868 and 900 shares issued and outstanding at December 31, 2010 and 2009, respectively	9	9
7 5/8% Series B Cumulative Redeemable Shares, liquidation preference $25 per share, 1,983 and 2,000 shares issued and outstanding at December 31, 2010 and 2009, respectively	20	20
Common stock, $.01 par value, 100,000 authorized:
48,926 and 48,453 shares issued and 48,913 and 48,445 shares outstanding at December 31, 2010 and 2009, respectively	489	484
Additional paid-in-capital	965,691	960,593
Accumulated earnings	4,577	57,253

	970,786	1,018,359
Less common stock in treasury, at cost, 108 and 97 shares at December 31, 2010 and 2009, respectively	(3,696)	(3,240)

Total Company shareholders’ equity	967,090	1,015,119
Noncontrolling interests - consolidated real estate entities	205	934

Total equity	967,295	1,016,053

Total liabilities and equity	$2,114,779	$2,177,429

POST PROPERTIES, INC.

DEBT SUMMARY

(Dollars in thousands, except per share or unit data)

(Unaudited)

Summary of Outstanding Debt at December 31, 2010 - Consolidated

			Weighted Average Rate (1)
		Percentage	December 31,
Type of Indebtedness	Balance	of Total	2010	2009
Unsecured fixed rate senior notes	$385,412	37.3%	5.5%	6.4%
Secured fixed rate notes	647,837	62.7%	5.7%	5.7%
Unsecured lines of credit	-	0.0%	0.0%	0.0%

	$1,033,249	100.0%	5.6%	5.9%

		Percentage	Weighted Average Maturity
	Balance	of Total Debt	of Total Debt (2)
Total fixed rate debt	$1,033,249	100.0%	5.0
Total variable rate debt	-	0.0%	0.0

Total debt	$1,033,249	100.0%	5.0

Debt Maturities – Consolidated and Unconsolidated

	Consolidated		Unconsolidated Entities
		Weighted Average			Weighted Average
		Rate on Debt		Company	Rate on Debt
Aggregate debt maturities by year	Amount	Maturities (1)	Amount	Share	Maturities (1)
2011	$13,123	5.3%	$-	$-	0.0%
2012	100,104	5.5%	-	-	0.0%
2013	186,606	6.1%	79,772	27,920	5.8%
2014	188,644	6.1%	-	-	0.0%
2015	124,205	4.9%	-	-	0.0%
Thereafter	420,567	5.5%	126,723	31,681	5.7%

	$1,033,249	5.6%	$206,495	$59,601	4.1%

Debt Statistics

	Year ended
	December 31,
	2010	2009
Interest coverage ratio (3)(4)	2.5x	2.3x
Fixed charge coverage ratio (3)(5)	2.2x	2.0x
Total debt as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (6)	38.8%	39.1%
Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (6)	42.1%	42.4%

(1)	Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates at December 31, 2009 are based on the debt outstanding at that date.
(2)	Weighted average maturity of total debt represents number of years to maturity based on the debt maturities schedule above.
(3)	Calculated for the year ended December 31, 2010 and 2009.
(4)

Interest coverage ratio is defined as net income available for debt service divided by interest expense. For purposes of this calculation, net income available for debt service represents income (loss) from continuing operations, before preferred or common noncontrolling interest, gains on sales of real estate, gains (losses) on early extinguishment of indebtedness, impairment charges, interest expense, depreciation, amortization and income taxes. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities, and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and interest expense to consolidated interest expense is included in Table 6 on page 29.

(5)

Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders and distributions to preferred unitholders. For purposes of this calculation, net income available for debt service represents income (loss) from continuing operations, before preferred or common noncontrolling interest, gains on sales of real estate, gains (losses) on early extinguishment of indebtedness, impairment charges, interest expense, depreciation, amortization and income taxes. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities, and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the fixed charge coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and fixed charges to consolidated interest expense plus preferred dividends to shareholders and preferred distributions to unitholders is included in Table 6 on page 29.

(6)	A computation of the debt ratios is included in Table 7 on page 30.

POST PROPERTIES, INC.

DEBT SUMMARY (CONT.)

(Dollars in thousands, except per share or unit data)

(Unaudited)

Financial Debt Covenants - Senior Unsecured Public Notes

As of
Covenant requirement (1)	December 31, 2010
Consolidated Debt to Total Assets cannot exceed 60%	37%
Secured Debt to Total Assets cannot exceed 40%	23%
Total Unencumbered Assets to Unsecured Debt must be at least 1.5/1	5.0x
Consolidated Income Available for Debt Service Charge must be at least 1.5/1	2.5x

(1)       A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures are detailed below.

Ratio of Consolidated Debt to Total Assets
As of
December 31, 2010
Consolidated debt, per balance sheet (A)	$1,033,249

Total assets, as defined (B) (Table A)	$2,793,971

Computed ratio (A÷B)	37%

Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets

Total secured debt (C)	$647,837

Computed ratio (C÷B)	23%

Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt

Consolidated debt, per balance sheet (A)	$1,033,249
Total secured debt (C)	(647,837)

Total unsecured debt (D)	$385,412

Total unencumbered assets, as defined (E) (Table A)	$1,920,557

Computed ratio (E÷D)	5.0x

Required minimum ratio	1.5x

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge

Consolidated Income Available for Debt Service, as defined (F) (Table B)	$144,751

Annual Debt Service Charge, as defined (G) (Table B)	$58,078

Computed ratio (F÷G)	2.5x

Required minimum ratio	1.5x

POST PROPERTIES, INC.

DEBT SUMMARY (CONT.)

(Dollars in thousands, except per share or unit data)

(Unaudited)

Table A

Calculation of Total Assets and Total Unencumbered Assets for Public Debt Covenant Computations
As of
December 31, 2010
Total real estate assets	$2,042,375
Add:
Investments in and advances to unconsolidated real estate entities	7,671
Accumulated depreciation	692,514
Other tangible assets	51,411

Total assets for public debt covenant computations	2,793,971
Less:
Encumbered real estate assets	(865,743)
Investments in and advances to unconsolidated real estate entities	(7,671)

Total unencumbered assets for public debt covenant computations	$1,920,557

Table B

Calculation of Consolidated Income Available for Debt Service and Annual Debt Service Charge (1)

Year ended
Consolidated income available for debt service	December 31, 2010
Net loss	$(6,991)
Add:
Non-cash impairment charge - unconsolidated entity	5,492
Non-cash impairment charge - consolidated entities	35,091
Depreciation	74,497
Depreciation (company share) of assets held in unconsolidated entities	1,422
Amortization of deferred financing costs	2,987
Interest expense	54,613
Interest expense (company share) of assets held in unconsolidated entities	3,465
Income tax expense	829
Other non-cash expenses	5,948
Less:
Net gain on early extinguishment of indebtedness - unconsolidated entity	(23,596)
Net gain on early extinguishment of indebtedness - consolidated entities	(2,845)
Gains on sales of real estate assets, net	(6,161)

Consolidated income available for debt service	$144,751

Annual debt service charge
Consolidated interest expense	$54,613
Interest expense (company share) of assets held in unconsolidated entities	3,465

Debt service charge	$58,078

POST PROPERTIES, INC.

SUMMARY OF APARTMENT COMMUNITIES UNDER CONSTRUCTION

AND LAND HELD FOR FUTURE INVESTMENT

($ in millions)

Communities Under Construction

Community	Location	Number of Units	Retail Sq. Ft.	Estimated Total Cost	Costs Incurred as of 12/31/10	Quarter of First Units Available	Estimated Quarter of Stabilized Occupancy (1)

Post Carlyle Square™ - Phase II	Wash. DC	344	-	$95.0	$20.0	2Q 2012	4Q 2013
Post South Lamar™	Austin, TX	298	8,555	41.7	5.0	3Q2012	4Q 2013

Total		642	8,555	$136.7	$25.0

(1)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy on the first day of any month or (ii) one year after completion of construction.

Land Held for Future Investment

The following are land positions (including pre-development costs incurred to date) that the Company currently holds. There can be no assurance that projects held for future investment will be developed in the future or at all.

		Carrying Value
Project	Metro Area	At December 31, 2010 (in thousands)	Estimated Usable Acreage

Alexander	Atlanta, GA	$ 6,652	2.5
Centennial Park (formerly Allen Plaza)	Atlanta, GA	18,858	5.6
Millennium	Atlanta, GA	2,774	1.0
Spring Hill	Atlanta, GA	2,023	9.1
Frisco Bridges II	Dallas, TX	5,480	5.4
Midtown Square III	Houston, TX	3,506	1.6
Richmond	Houston, TX	4,420	2.1
Baldwin Park	Orlando, FL	9,841	13.5
Wade	Raleigh, NC	13,975	39.6
Soho Square	Tampa, FL	5,168	4.1

Total Land Held for Future Investment		$ 72,697	84.5

POST PROPERTIES, INC.

SUMMARY OF CONDOMINIUM PROJECTS

(Dollars in Thousands)

	The Ritz-Carlton		Four Seasons
	Residences,		Private Residences,
	Atlanta Buckhead (1)		Austin
Project Data
Location	Atlanta, GA		Austin, TX
Ownership interest	100%		100%
Residential square footage	245,539		291,452
Average unit square footage (2)	1,903		1,969
Quarter of first units available	3Q10		2Q10

Units (3)
Under contract	6		14
Closed	4		55
Available for sale	119		79

Total	129		148

Quarterly Data		Per Sq. Ft.		Per Sq. Ft.
Balance Sheet/Cost Data as of 12/31/10
Condominium book value	$26,827		$55,432
Condominium estimated cost to complete	$3,572		$1,734
Estimated book value at completion	$30,399	$128	$57,166	$302
Projected total cost (before impairment losses)	$112,000	$456	$138,100	$474

Units Closed as of 12/31/10
Quarter	4		17
Year to date	4		53
Project to date	4		53

Square Footage of Units Closed as of 12/31/10 (2)
Quarter	8,687		31,986
Year to date	8,687		102,220
Project to date	8,687		102,220

Gross Revenue as of 12/31/10
Quarter	$3,507	$404	$18,775	$587
Year to date	$3,507	$404	$62,740	$614
Project to date	$3,507	$404	$62,740	$614

Cash flow from sales as of 12/31/10 (4)
Quarter	$2,094	$241	$14,844	$464
Year to date	$2,094	$241	$51,140	$500
Project to date	$2,094	$241	$51,140	$500

(1)

In the third quarter of 2010, the unconsolidated entity that previously owned the for-sale condominiums marketed as The Ritz-Carlton Residences, Atlanta Buckhead as part of a mixed-use project, distributed the condominium assets and related debt to a consolidated subsidiary of the Company. Further, in the third quarter of 2010, the Company acquired the noncontrolling interest in the consolidated subsidiary, increasing its ownership interest in the consolidated subsidiary to 100%. The Company wholly owns The Ritz-Carlton Residences, Atlanta Buckhead.

(2)	Average square footage information is based on approximate amounts and individual unit sizes may vary.
(3)

Represents unit status is as of February 7, 2011. Units “under contract” includes all units currently under contract. However, the Company has experienced contract terminations in prior condominium projects when units become available for delivery and may experience additional terminations in connection with existing projects. Accordingly, there can be no assurance that condominium units under contract will close.

(4)	Amounts represent approximate cash flows from condominium activities beginning in the period of initial closings for each community.

POST PROPERTIES, INC.

COMMUNITY ACQUISITION AND DISPOSITION SUMMARY

Property Name/Period	Location	Units	Year Built	Gross Amount Per Unit	Gross Amount

Acquisitions

2009
None

2010
None

Dispositions

Q2 2009 Post Dunwoody®	Atlanta, GA	530	1989-1996	$89,434	$47,400,000

Q3 2009
Post Forest®	Washington, D.C.	364	1990	$157,967	57,500,000
Post Ridge®	Atlanta, GA	434	1998	$103,226	44,800,000

2009 YTD Total					$149,700,000

Average Cap Rate – Dispositions – 2009					7.6%	(1)

2010
None

(1)	Based on trailing twelve-month net operating income after adjustments for management fee (3.0%) and capital reserves ($300/unit).

POST PROPERTIES, INC.

CAPITALIZED COSTS SUMMARY

(Dollars in thousands, except per share or unit data)

(Unaudited)

The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development, construction and rehabilitation of apartment and condominium communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred. Additionally, for new development communities, carpet, vinyl and blind replacements are expensed as incurred during the first five years (which corresponds to the estimated depreciable life of these assets) after construction completion. Thereafter, these replacements are capitalized. Further, the Company expenses as incurred the interior and exterior painting of operating communities, unless those communities are under major rehabilitation.

The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment and condominium communities under development, construction, and major rehabilitation. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment and condominium community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing and sales activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.

A summary of community acquisition and development improvements and other capitalized expenditures for the three months and year ended December 31, 2010 and 2009 is detailed below.

	Three months ended December 31,		Year ended December 31,
	2010	2009	2010	2009
Development and acquisition expenditures (1)	$18,726	$16,334	$56,971	$128,888
Periodically recurring capital expenditures
Community rehabilitation and other revenue generating improvements (2)	395	493	665	4,247
Other community additions and improvements (3) (6)	2,608	9,473	16,400	37,477
Annually recurring capital expenditures
Carpet replacements and other community additions and improvements (4)	3,643	4,659	12,672	13,458
Corporate additions and improvements	30	205	570	379

	$25,402	$31,164	$87,278	$184,449

Other Data
Capitalized interest	$535	$2,479	$6,927	$12,259

Capitalized development and associated costs (5)	$261	$625	$719	$3,889

(1)	Reflects aggregate community acquisition and development costs, exclusive of the change in construction payables and assumed debt, if any, between years.
(2)	Represents expenditures for community rehabilitations and other unit upgrade costs that enhance the rental value of such units.
(3)	Represents community improvement expenditures (e.g. property upgrades) that generally occur less frequently than on an annual basis.
(4)	Represents community improvement expenditures (e.g. carpets, appliances) of a type that are expected to be incurred on an annual basis.
(5)	Reflects internal personnel and associated costs capitalized to construction and development activities.
(6)	Periodically recurring expenditures includes $371 and $8,391 for the three months ended and $11,805 and $30,897 for the year ended December 31, 2010 and 2009, respectively, related to the Company’s exterior remediation project.

POST PROPERTIES, INC.

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES

(Dollars in thousands, except per share or unit data)

(Unaudited)

Apartments and Condominium Development Communities

The Company holds investments in limited liability companies (the “Property LLCs”) with institutional investors and accounts for its investments in these Property LLCs using the equity method of accounting. A summary of non-financial and financial information for the Property LLCs is as follows:

Non-Financial Data
		Property			Ownership
Joint Venture Property	Location	Type		# of Units	Interest
Post Collier Hills® (1)	Atlanta, GA	Apartments		396	25%
Post Crest® (1)	Atlanta, GA	Apartments		410	25%
Post Lindbergh® (1)	Atlanta, GA	Apartments		396	25%
Post Biltmore™	Atlanta, GA	Apartments		276	35%
Post Massachusetts Avenue™	Washington, D.C.	Apartments		269	35%

Financial Data
	As of						Three months ended				Year ended
	December 31, 2010						December 31, 2010				December 31, 2010
	Gross	Mortgage/			Company’s			Company’s	Mgmt.			Company’s	Mgmt.
	Investment in	Construction		Entity	Equity		Entity	Equity in	Fees &		Entity	Equity in	Fees &
Joint Venture Property	Real Estate (9)	Notes Payable		Equity	Investment		NOI	Income (Loss)	Other		NOI	Income (Loss)	Other
Post Collier Hills® (1)	$54,837	$39,565	(3)	$11,328	$(4,345)	(1)	$ 656	$(12)			$2,478	$(79)
Post Crest® (1)	64,152	46,159	(3)	12,664	(6,825)	(1)	618	(47)			2,543	(167)
Post Lindbergh® (1)	60,468	41,000	(4)	15,955	(4,214)	(1)	723	(8)			2,562	(112)
Post Biltmore™	36,841	29,272	(5)	722	2,001		613	(8)			2,383	(48)
Post Massachusetts Avenue™	69,873	50,500	(6)	7,545	5,670		1,674	260			6,634	1,041
3630 Peachtree South Tower (2)	-	-		-	-		-	-			(429)	18,104

Total	$286,171	$206,496		$48,214	$(7,713)		$ 4,284	$185	$209	(7)	$16,171	$18,739	$830	(7)

(1)

The Company’s investment in the 25% owned Property LLC resulted from the transfer of three previously owned apartment communities to the Property LLC co-owned with an institutional investor. The assets, liabilities and members’ equity of the Property LLC were recorded at fair value based on agreed-upon amounts contributed to the venture. The credit investments in the Company’s 25% owned Property LLC resulted from financing proceeds distributed in excess of the Company’s historical cost-basis investment. These credit investments are reflected in consolidated liabilities on the Company’s consolidated balance sheet.

(2)

During the third quarter of 2010, the condominium assets and liabilities of this joint venture were distributed to a consolidated subsidiary of the Company. The Company’s equity in income (loss) for the year ended December 31, 2010, reflects the Company’s share of the income of the unconsolidated entity prior to its distribution to the Company in September 2010 and the amounts relate to a gain of $23,596 from a distribution at fair value of the associated construction loan indebtedness, partially offset by a loss of $5,492 to record the condominium assets at fair value. See page 4, item (5), for further information.

(3)	These notes bear interest at a fixed rate of 5.63% and mature in June of 2017.
(4)	This note bears interest at a fixed rate of 5.71% and matures in January of 2018 but includes a one-year automatic extension period at a variable interest rate.
(5)	This note bears interest at a fixed rate of 5.83% and requires monthly interest only payments through September of 2013. The note is prepayable without penalty in September 2011.
(6)	This note bears interest at a fixed rate of 5.82% and requires monthly interest only payments through September of 2013. The note is prepayable without penalty in September 2011.
(7)	Amounts include net property and asset management fees to the Company included in “Other Revenues” in the Company’s consolidated statements of operations.

POST PROPERTIES, INC.

NET ASSET VALUE SUPPLEMENTAL INFORMATION

(Dollars in thousands, except per share or unit data)

(Unaudited)

This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income (“NOI”), which is a supplemental non-GAAP financial measure that the Company uses internally to calculate Net Asset Value (“NAV”). These measures, as adjusted, are also non-GAAP financial measures. With the exception of NOI, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below.

The Company presents below NOI for the quarter ended December 31, 2010 for properties stabilized by October 1, 2010 so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized by October 1, 2010 are presented at full undepreciated cost. Other tangible assets, total liabilities and the liquidation value of preferred shares are also presented.

Financial Data

(In thousands)

Income Statement Data	Three months ended December 31, 2010	Adjustments		As Adjusted (2)
Rental revenues	$68,193	$(1,453)	(1)	$66,740
Other property revenues	3,858	2	(1)	3,860

Total rental and other revenues (A)	72,051	(1,451)		70,600
Property operating & maintenance expenses (excluding depreciation and amortization) (B)	31,014	(4,169)	(1)	26,845

Property net operating income (Table 1) (A-B)	$41,037	$2,718		$43,755

Assumed property management fee (calculated at 3% of revenues) (A x 3%)				(2,118)
Assumed property capital expenditure reserve ($300 per unit per year based on 18,167 units)				(1,363)

Adjusted property net operating income				$40,274

Annualized property net operating income (C)				$161,096

Apartment units represented (D)	20,505	(2,338)	(1)	18,167

Other Asset Data	As of December 31, 2010	Adjustments		As Adjusted
Cash & equivalents	$22,089	$-		$22,089
Real estate assets under construction or lease-up, at cost (3)	25,734	83,285	(3)	109,019
Land held for future investment	72,697	-		72,697
Condominiums, for-sale and under construction	82,259	-		82,259
Investments in and advances to unconsolidated real estate entities (4)	7,671	(7,671)	(4)	-
Restricted cash and other assets	34,580	-		34,580
Cash & other assets of unconsolidated apartment entities (5)	6,518	(4,608)	(5)	1,910

Total (E)	$251,548	$71,006		$322,554

Other Liability Data
Indebtedness	$1,033,249	$(11,136)	(6)	$1,022,113
Investments in unconsolidated real estate entities (4)	15,384	(15,384)	(4)	-
Other liabilities (including noncontrolling interests) (7)	92,659	(6,773)	(7)	85,886
Total liabilities of unconsolidated apartment entities (8)	208,955	(148,619)	(8)	60,336

Total (F)	$1,350,247	$(181,912)		$1,168,335

Other Data

	As of December 31, 2010
	# Shares/Units	Stock Price	Implied Value
Liquidation value of preferred shares (G)			$92,963

Common shares outstanding	48,913
Common units outstanding	171

Total (H)	49,084	$36.30	$1,781,749

Implied market value of Company gross real estate assets (I) = (F+G+H-E)			$2,720,493

Implied Portfolio Capitalization Rate (C÷I)			5.9%

Implied market value of Company gross real estate assets per unit (I÷D)			$149.7

(1)	The following table summarizes the adjustments made to the components of property net operating income for the three months ended December 31, 2010 to adjust property net operating income to the Company’s share for fully stabilized communities:

	Rental Revenue	Other Revenue	Expenses	Units
Under construction and lease-up	$(1,403)	$(82)	$(549)	(1,038)
Corporate property management expenses	-	-	(2,513)	-
Company share of unconsolidated entities	1,538	133	524	(1,300)
Corporate apartments and other	(1,588)	(49)	(1,631)	-

	$(1,453)	$2	$(4,169)	(2,338)

(2)

The following table summarizes the Company’s share of the “As Adjusted” components of property net operating income, apartment units and commercial square feet by market for the three months ended December 31, 2010:

		Property Operating &
	Rental and	Maintenace Expenses	Property Net	Apartment Units /
	Other Revenues	(ex. Deprec. and Amort.)	Operating Income	Commercial Sq. Ft.
Atlanta	$19,515	$7,607	$11,908	5,804
Washington DC	11,253	3,599	7,654	1,999
Dallas	13,705	5,707	7,998	4,500
Tampa	7,768	2,734	5,034	2,111
Charlotte	4,211	1,552	2,659	1,388
New York	2,999	1,342	1,657	293
Houston	2,906	1,141	1,765	837
Orlando	2,433	883	1,550	598
Austin	2,284	966	1,318	637
Commercial	3,526	1,314	2,212	-

Total	$70,600	$26,845	$43,755	18,167

Approximate Commercial Sq. Ft.				700,000

(3)

The “As Adjusted” amount represents CIP balance per the Company’s balance sheet plus the costs of properties under construction and lease-up that have been transferred to operating real estate assets as apartment units are completed. The “As Adjusted” column consists of the following:

As Adjusted CIP
Post Carlyle Square™ - Phase II	$19,965
Post South Lamar™	5,048
Post Park®	83,285
The Four Seasons Residences - retail component	721

$109,019

(4)

The adjustment reflects a reduction for the investments in unconsolidated entities for entities with operating real estate assets, as the Company’s respective share of net operating income of such investments is included in the adjusted net operating income reflected above.

(5)

The “As of December 31, 2010” amount represents cash and other assets of unconsolidated apartment entities. The adjustment includes a reduction for the venture partners’ respective share of cash and other assets. The “As Adjusted” amount represents the Company’s respective share of the cash and other assets of unconsolidated apartment entities.

(6)

The adjustment reflects a reduction for the minority interest portion of the consolidated mortgage debt of a consolidated joint venture community. Likewise, only the Company’s majority share of that community is included in the adjusted net operating income reflected above.

(7)

The “As of December 31, 2010” amount consists of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses and security deposits and prepaid rents as reflected on the Company’s balance sheet. The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense of $6,824, offset by the addition of noncontrolling interests of consolidated real estate entities of $51.

(8)

The “As of December 31, 2010” amount represents total liabilities of unconsolidated apartment entities. The adjustments represent a reduction for the venture partner’s respective share of liabilities. The “As Adjusted” amount represents the Company’s respective share of liabilities of unconsolidated apartment entities.

POST PROPERTIES, INC.

NON-GAAP FINANCIAL MEASURES AND OTHER DEFINED TERMS

(Dollars in thousands, except per share or unit data)

(Unaudited)

Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms

The Company uses certain non-GAAP financial measures and other defined terms in this accompanying Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures and certain debt statistics and ratios. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.

Funds from Operations - The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of depreciable operating property, plus depreciation and amortization of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.

Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to FFO.

Adjusted Funds From Operations - The Company also uses adjusted funds from operations (“AFFO”) as an operating measure. AFFO is defined as FFO less operating capital expenditures after adjusting for the impact of non-cash straight-line long-term ground lease expense, non-cash impairment charges, non-cash income (loss) related to mark-to-market of interest rate swap agreements and non-cash debt extinguishment costs. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT’s ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to AFFO.

Property Net Operating Income - The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income” is the most directly comparable GAAP measure to NOI.

Same Store Capital Expenditures - The Company uses same store annually recurring and periodically recurring capital expenditures as cash flow measures. Same store annually recurring and periodically recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store annually recurring and periodically recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of communities stabilized in the prior year, lease-up communities, rehabilitation communities, sold properties and commercial properties in addition to same store information. Therefore, the Company believes that the Company’s presentation of same store annually recurring and periodically recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store annually recurring and periodically recurring capital expenditures is the line on the Company’s consolidated statements of cash flows entitled “property capital expenditures,” which also includes revenue generating capital expenditures.

Debt Statistics and Debt Ratios - The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) an interest coverage ratio; (2) a fixed charge coverage ratio; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; and (8) a ratio of consolidated income available to debt service to annual debt service charge. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.

Average Economic Occupancy - The Company uses average economic occupancy as a statistical measure of operating performance. The Company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage.

Reconciliations of Supplemental Non-GAAP Financial Measures

Table 1

Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income

(Dollars in thousands)

(Unaudited)

	Three months ended			Year ended
	December 31, 2010	December 31, 2009	September 30, 2010	December 31, 2010	December 31, 2009
Total same store NOI	$36,135	$33,813	$33,903	$137,429	$139,753
Property NOI from other operating segments	4,902	2,162	4,811	15,336	3,840

Consolidated property NOI	41,037	35,975	38,714	152,765	143,593

Add (subtract):
Interest income	86	59	390	841	245
Other revenues	218	271	223	995	1,072
Depreciation	(18,760)	(20,053)	(18,623)	(74,497)	(74,442)
Interest expense	(15,793)	(12,979)	(13,646)	(54,613)	(52,377)
Amortization of deferred financing costs	(890)	(737)	(611)	(2,987)	(3,079)
General and administrative	(3,873)	(4,031)	(3,927)	(16,443)	(16,296)
Investment and development	(566)	(1,228)	(569)	(2,415)	(4,114)
Other investment costs	(589)	(111)	(669)	(2,417)	(2,107)
Impairment, severance and other charges	-	(4,040)	-	(35,091)	(13,507)
Gains on condominium sales activities, net	3,842	2,440	1,184	6,161	3,481
Equity in income (loss) of unconsolidated real estate entities, net	185	130	18,258	18,739	(74,447)
Other income (expense), net	(603)	(487)	26	(874)	(432)
Net gain (loss) on early extinguishment of indebtedness	-	(4,136)	2,845	2,845	(3,317)

Income (loss) from continuing operations	4,294	(8,927)	23,595	(6,991)	(95,727)
Income from discontinued operations	-	-	-	-	84,238

Net income (loss)	$4,294	$(8,927)	$23,595	$(6,991)	$(11,489)

Table 2

Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(Dollars in thousands, except Average Rental Rates)

	Three months ended			Q4 ‘10	Q4 ‘10	Q4 ‘10
	December 31,	December 31,	September 30,	vs. Q4 ‘09	vs. Q3 ‘10	% Same
	2010	2009	2010	% Change	% Change	Store NOI
Rental and other revenues
Atlanta	$15,840	$15,653	$15,961	1.2%	(0.8)%
Washington, D.C.	10,408	10,070	10,560	3.4%	(1.4)%
Dallas	10,495	10,385	10,634	1.1%	(1.3)%
Tampa	7,768	7,651	7,762	1.5%	0.1%
Charlotte	4,211	4,180	4,251	0.7%	(0.9)%
New York	3,453	3,337	3,396	3.5%	1.7%
Houston	2,906	2,940	2,928	(1.2)%	(0.8)%
Orlando	2,433	2,318	2,416	5.0%	0.7%
Austin	1,181	1,163	1,207	1.5%	(2.2)%

Total rental and other revenues	58,695	57,697	59,115	1.7%	(0.7)%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	6,478	6,986	7,049	(7.3)%	(8.1)%
Washington, D.C.	3,383	3,629	3,888	(6.8)%	(13.0)%
Dallas	4,356	4,720	5,161	(7.7)%	(15.6)%
Tampa	2,734	2,904	2,977	(5.9)%	(8.2)%
Charlotte	1,552	1,642	1,831	(5.5)%	(15.2)%
New York	1,545	1,487	1,426	3.9%	8.3%
Houston	1,141	1,154	1,338	(1.1)%	(14.7)%
Orlando	883	866	971	2.0%	(9.1)%
Austin	488	496	571	(1.6)%	(14.5)%

Total	22,560	23,884	25,212	(5.5)%	(10.5)%

Net operating income
Atlanta	9,362	8,667	8,912	8.0%	5.0%	25.8%
Washington, D.C.	7,025	6,441	6,672	9.1%	5.3%	19.4%
Dallas	6,139	5,665	5,473	8.4%	12.2%	17.0%
Tampa	5,034	4,747	4,785	6.0%	5.2%	13.9%
Charlotte	2,659	2,538	2,420	4.8%	9.9%	7.5%
New York	1,908	1,850	1,970	3.1%	(3.1)%	5.3%
Houston	1,765	1,786	1,590	(1.2)%	11.0%	4.9%
Orlando	1,550	1,452	1,445	6.7%	7.3%	4.3%
Austin	693	667	636	3.9%	9.0%	1.9%

Total same store NOI	$36,135	$33,813	$33,903	6.9%	6.6%	100.0%

Average rental rate per unit
Atlanta	$1,056	$1,046	$1,049	1.0%	0.7%
Washington, D.C.	1,826	1,775	1,813	2.9%	0.7%
Dallas	1,019	1,023	1,013	(0.4)%	0.6%
Tampa	1,197	1,176	1,189	1.8%	0.7%
Charlotte	1,008	1,040	1,009	(3.1)%	(0.1)%
New York	3,660	3,641	3,631	0.5%	0.8%
Houston	1,172	1,215	1,180	(3.5)%	(0.7)%
Orlando	1,322	1,291	1,302	2.4%	1.5%
Austin	1,294	1,278	1,288	1.3%	0.5%
Total average rental rate per unit	1,233	1,225	1,226	0.7%	0.6%

Table 2 (cont.)

Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(Dollars in thousands, except Average Rental Rates)

	Year ended		% Change
	December 31, 2010	December 31, 2009
Rental and other revenues
Atlanta	$63,050	$63,948	(1.4)%
Washington, D.C.	41,405	40,599	2.0%
Dallas	41,906	43,321	(3.3)%
Tampa	30,966	31,303	(1.1)%
Charlotte	16,816	17,571	(4.3)%
New York	13,525	14,112	(4.2)%
Houston	11,546	12,149	(5.0)%
Orlando	9,565	9,323	2.6%
Austin	4,789	4,779	0.2%

Total rental and other revenues	233,568	237,105	(1.5)%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	27,447	28,262	(2.9)%
Washington, D.C.	14,566	14,385	1.3%
Dallas	18,886	19,071	(1.0)%
Tampa	11,701	12,295	(4.8)%
Charlotte	6,741	6,501	3.7%
New York	5,861	5,548	5.6%
Houston	4,996	5,160	(3.2)%
Orlando	3,844	3,959	(2.9)%
Austin	2,097	2,171	(3.4)%

Total	96,139	97,352	(1.2)%

Net operating income
Atlanta	35,603	35,686	(0.2)%
Washington, D.C.	26,839	26,214	2.4%
Dallas	23,020	24,250	(5.1)%
Tampa	19,265	19,008	1.4%
Charlotte	10,075	11,070	(9.0)%
New York	7,664	8,564	(10.5)%
Houston	6,550	6,989	(6.3)%
Orlando	5,721	5,364	6.7%
Austin	2,692	2,608	3.2%

Total same store NOI	$137,429	$139,753	(1.7)%

Average rental rate per unit
Atlanta	$1,044	$1,090	(4.2)%
Washington, D.C.	1,800	1,786	0.8%
Dallas	1,012	1,060	(4.5)%
Tampa	1,184	1,213	(2.4)%
Charlotte	1,011	1,089	(7.2)%
New York	3,617	3,788	(4.5)%
Houston	1,181	1,248	(5.4)%
Orlando	1,298	1,328	(2.3)%
Austin	1,284	1,311	(2.1)%
Total average rental rate per unit	1,221	1,264	(3.4)%

Table 3

Operating Community Table

	Year
	Completed/		Avg.	Q4 2010		Q4 2010
Market /	Year of		Unit	Avg. Monthly Rent		Average
Submarket /	Substantial	No. of	Size	Per	Per	Economic
Community	Rennovations	Units	(Sq. Ft.)	Unit	Sq. Ft.	Occ.
Atlanta
Buckhead / Brookhaven
Post Alexander™	2008	307	1,016	$1,469	$1.45	94.5%
Post Brookhaven®	1990-1992	735	933	908	0.97	96.2%
Post Chastain®	1990/2008	558	866	1,031	1.19	94.5%
Post Collier Hills® (1)(2)	1997	396	948	973	1.03	97.6%
Post Gardens®	1998	397	1,039	1,101	1.06	95.9%
Post Glen® (2)	1997	314	1,076	1,077	1.00	96.3%
Post Lindbergh® (1)(2)	1998	396	910	991	1.09	97.7%
Post Peachtree Hills®	1992-1994/2009	300	978	1,154	1.18	93.8%
Post StratfordTM	2000	250	999	1,081	1.08	95.3%

Dunwoody
Post Crossing® (2)	1995	354	1,036	1,007	0.97	95.4%

Emory Area
Post BriarcliffTM (2)	1999	688	1,006	1,071	1.06	95.7%

Midtown
Post BiltmoreTM (1)(2)	2002	276	766	1,134	1.48	97.2%
Post ParksideTM (2)	2000	188	885	1,265	1.43	97.4%
Post Renaissance®	1992-1994	342	908	967	1.06	96.0%

Northwest Atlanta
Post Crest® (1)(2)	1996	410	1,033	951	0.92	96.9%
Post Riverside®	1998	522	1,062	1,336	1.26	94.7%
Post SpringTM (2)	2000	452	977	930	0.95	96.9%

Dallas
North Dallas

Post Addison CircleTM (2)	1998-2000	1,334	846	939	1.11	94.3%
Post EastsideTM	2008	435	910	1,047	1.15	91.9%
Post Legacy (2)	2000	384	810	913	1.13	95.7%
Post Sierra at Frisco Bridges™	2009	268	896	1,025	1.14	92.8%

Uptown Dallas
Post AbbeyTM	1996	34	1,223	1,678	1.37	97.8%
Post Cole’s CornerTM	1998	186	799	1,021	1.28	95.0%
Post GalleryTM	1999	34	2,307	2,895	1.25	82.1%
Post HeightsTM	1998-1999/2009	368	845	1,184	1.40	93.2%
Post MeridianTM	1991	133	780	1,100	1.41	95.3%
Post SquareTM	1996	218	863	1,130	1.31	94.1%
Post Uptown VillageTM	1995-2000	496	735	913	1.24	95.4%
Post VineyardTM	1996	116	733	991	1.35	95.7%
Post VintageTM	1993	160	750	992	1.32	94.9%
Post WorthingtonTM (2)	1993/2008	334	820	1,275	1.55	92.6%

Table 3 (con’t)

Operating Community Table

Market / Submarket / Community	Year Completed/ Year of Substantial Rennovations	No. of Units	Avg. Unit Size (Sq. Ft.)	Q4 2010 Avg. Monthly Rent		Q4 2010 Average Economic Occ.
				Per Unit	Per Sq. Ft.
Austin
Post Barton Creek™	1998	160	1,162	$1,407	$1.21	94.5%
Post Park Mesa™	1992	148	1,091	1,172	1.07	94.0%
Post West Austin™	2009	329	889	1,279	1.44	93.7%

Houston
Post Midtown Square®	1999-2000	529	759	1,076	1.42	93.6%
Post Rice LoftsTM	1998	308	906	1,337	1.48	94.6%

Tampa
Post Bay at Rocky Point™	1997	150	1,012	1,220	1.21	95.7%
Post Harbour PlaceTM	1999-2002	578	920	1,316	1.43	97.1%
Post Hyde Park® (2)	1996-2008	467	1,011	1,273	1.26	97.8%
Post Rocky Point® (2)	1996-1998	916	1,031	1,079	1.05	95.7%

Orlando
Post Lake® at Baldwin Park	2004-2007	350	1,013	1,360	1.34	97.0%
Post ParksideTM	1999	248	852	1,269	1.49	96.8%

Charlotte
Post Ballantyne (2)	2004	323	1,252	981	0.78	94.2%
Post Gateway PlaceTM (2)	2000	436	806	939	1.17	95.0%
Post Park at Phillips Place®	1998	402	1,099	1,137	1.03	94.8%
Post Uptown PlaceTM	2000	227	800	954	1.19	97.5%

Washington D.C.
Maryland
Post Fallsgrove	2003	361	983	1,653	1.68	95.1%
Post Park® (3)	2010	396	975	1,632	1.67	76.6%

Virginia
Post Carlyle Square™	2006	205	861	2,349	2.73	95.9%
Post Corners at Trinity Centre (2)	1996	336	994	1,475	1.48	95.5%
Post Pentagon Row TM	2001	504	853	2,200	2.58	93.4%
Post Tysons Corner TM	1990	499	810	1,596	1.97	94.0%

Washington D.C.

Post Massachusetts Avenue TM (1)(2)	2002	269	884	2,830	3.20	97.2%

New York City
Post Luminaria TM (2)(4)	2002	138	721	3,641	5.05	96.1%
Post Toscana TM (2)	2003	199	817	3,674	4.50	93.9%

(1)	Communities held in unconsolidated entities.
(2)	Communities encumbered by secured mortgage indebtedness.
(3)	This community was not stabilized for the full quarter.
(4)	The Company owns a 68% interest in this community.

Table 4

Year-to-Date Margin Analysis

(Dollars in thousands)

	For the year ended December 31, 2010
	Rental and Other Property Revenues	Property Operating & Maintenance Expenses	Net Operating Income (“NOI”)	NOI Margin	Expense Margin
Same store (5)	$233,568	$96,139	$137,429	58.8%	41.2%
Partially stabilized (1)(5)	14,288	5,545	8,743	61.2%	38.8%
Development and lease-up communities (2)(6)	15,538	7,943	7,595	48.9%	51.1%
Other property segments:
Corporate apartments	7,600	6,684	916	12.1%	87.9%
Commercial	13,149	5,101	8,048	61.2%	38.8%
Corporate property management expenses (3)	-	9,966	(9,966)

	$284,143	$131,378

Consolidated property NOI (4)			$152,765

Third-party management fees			$830

(1)	Partially stabilized communities include Post Alexander™, Post Peachtree Hills® and Post Heights™.
(2)	Development, rehabilitation and lease-up communities include Post Eastside™, Post Sierra at Frisco Bridges™, Post Park® and Post West Austin™.
(3)	The following table summarizes the Company’s net property management expense as a percentage of adjusted property revenues:

Numerator:
Corporate property management expenses	$9,966
Less: Third-party management fees	(830)

Net property management expenses	$9,136

Denominator:
Total rental and other property revenues	$284,143
Less: Corporate apartment revenues	(7,600)

Adjusted property revenues	$276,543

Net property management expenses as a percentage of adjusted property revenues	3.3%

(4)	Consolidated property net operating income (“NOI”) is a non-GAAP financial measure. See Table 1 on page 23 for a reconciliation of consolidated property NOI to GAAP net income (loss).
(5)

“Partially stabilized” communities for 2010 will be presented along with “same store” communities effective January 1, 2011 and together will comprise the “same store” community pool for 2011 (consisting of a total of 16,688 units).

(6)

“Development and lease-up communities” for 2010 were stabilized as of January 1, 2011 and, as a result, will be presented as the “partially stabilized” community pool for 2011 (consisting of a total of 1,428 units).

Table 5

Reconciliation of Segment Cash Flow Data to Statements of Cash Flows

(Dollars in thousands)

	Three months ended December 31,		Year ended December 31,
	2010	2009	2010	2009
Annually recurring capital expenditures by operating segment

Fully stabilized	$3,321	$4,495	$11,832	$12,475
Communities stabilized during 2009	72	78	318	274
Development and lease-up	150	44	236	188
Other segments	100	42	286	521

Total annually recurring capital expenditures	$3,643	$4,659	$12,672	$13,458

Periodically recurring capital expenditures by operating segment
Fully stabilized	$2,138	$8,963	$14,931	$33,370
Communities stabilized during 2009	24	3	33	2,191
Development and lease-up	13	5	61	5
Other segments	433	502	1,375	1,911

Total periodically recurring capital expenditures (1)	$2,608	$9,473	$16,400	$37,477

Total revenue generating capital expenditures	$395	$493	$665	$4,247

Total property capital expenditures per statements of cash flows	$6,646	$14,625	$29,737	$55,182

(1)	Includes approximately $371 and $8,391 for the three months and $11,805 and $30,897 for the year ended December 31, 2010 and 2009, respectively, of periodically recurring capital expenditures related to the Company’s exterior remediation project.

Table 6

Computation of Interest and Fixed Charge Coverage Ratios

(Dollars in thousands)

	Year ended December 31,
	2010	2009
Loss from continuing operations	$(6,991)	$(95,727)
Other non-cash expenses, net	5,948	5,318
Income tax expense	829	763
Gains on sales of real estate assets, net	(6,161)	(3,481)
Net gain on early extinguishment of indebtedness - unconsolidated entity	(23,596)	-
Net (gain) loss on early extinguishment of indebtedness - consolidated entities	(2,845)	3,317
Non-cash impairment charge - unconsolidated entity	5,492	74,733
Non-cash impairment charge - consolidated entities	35,091	9,658
Depreciation expense	74,497	74,442
Depreciation (company share) of assets held in unconsolidated entities	1,422	1,405
Interest expense	54,613	52,377
Interest expense (company share) of assets held in unconsolidated entities	3,465	3,465
Amortization of deferred financing costs	2,987	3,079

Income available for debt service (A)	$144,751	$129,349

Interest expense	$54,613	$52,377
Interest expense (company share) of assets held in unconsolidated entities	3,465	3,465

Interest expense for purposes of computation (B)	58,078	55,842
Dividends and distributions to preferred shareholders and unitholders	7,503	7,637

Fixed charges for purposes of computation (C)	$65,581	$63,479

Interest coverage ratio (A÷B)	2.5x	2.3x

Fixed charge coverage ratio (A÷C)	2.2x	2.0x

Table 7

Computation of Debt Ratios

(Dollars in thousands)

	As of December 31,
	2010	2009

Total real estate assets per balance sheet	$2,042,375	$2,106,520
Plus:
Company share of real estate assets held in unconsolidated entities	71,306	97,570
Company share of accumulated depreciation - assets held in unconsolidated entities	10,908	8,787
Accumulated depreciation per balance sheet	692,514	625,391

Total undepreciated real estate assets (A)	$2,817,103	$2,838,268

Total debt per balance sheet	$1,033,249	$992,760
Plus:
Company share of third party debt held in unconsolidated entities	59,601	116,576

Total debt (adjusted for joint venture partners’ share of debt) (B)	$1,092,850	$1,109,336

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (B÷A)	38.8%	39.1%

Total debt per balance sheet	$1,033,249	$992,760
Plus:
Company share of third party debt held in unconsolidated entities	59,601	116,576
Preferred shares at liquidation value	92,963	95,000

Total debt and preferred equity (adjusted for joint venture partners’ share of debt) (C)	$1,185,813	$1,204,336

Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (C÷A)	42.1%	42.4%

Table 8

Calculation of Company Undepreciated Book Value Per Share

(Dollars in thousands)

December 31, 2010
Total Company shareholders’ equity per balance sheet	$967,090
Plus:
Accumulated depreciation, per balance sheet	692,514
Noncontrolling interest of common unitholders in Operating Partnership, per balance sheet	6,192
Less:
Deferred charges, net, per balance sheet	(8,064)
Preferred shares at liquidation value	(92,963)

Total undepreciated book value (A)	$1,564,769

Total common shares and units (B)	49,084

Company undepreciated book value per share (A÷B)	$31.88